Exhibit (h)(4)(iv)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, among the Transamerica Funds, Transamerica Series Trust and Transamerica ETF Trust, on behalf of themselves and their separate series listed on Schedule A (each, an “Investing Fund”), severally and not jointly, and the investment trusts listed on Schedule A, on behalf of themselves and their respective series also listed on Schedule A, severally and not jointly (each, a “Vanguard Fund” and together with the Investing Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter (“Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Investing Funds, to invest in shares of other registered investment companies, such as the Vanguard Funds, in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, and (ii) registered investment companies, such as the Vanguard Funds, as well as the Distributor and Brokers, knowingly to sell shares of the Vanguard Funds to the Investing Funds in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the conditions of the Rule;

WHEREAS, an Investing Fund may, from time to time, invest in shares of one or more Vanguard Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, a Vanguard Fund, Distributor, or Broker, from time to time, may knowingly sell Shares of one or more Vanguard Funds to an Investing Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Investing Funds and the Vanguard Funds desire to set forth the following terms pursuant to which the Investing Funds may invest in the Vanguard Funds in reliance on the Rule and the Vanguard Funds, Distributor, or Broker may sell shares of the Vanguard Funds to the Investing Funds in reliance on the Rule.

1. Terms of Investment

(a) With respect to investments in Vanguard Funds that operate as exchange-traded funds (“Vanguard ETFs”), the Funds note that each Vanguard ETF is designed to accommodate large investments and redemptions, whether from Investing Funds or other investors. Creation and redemption orders for shares of the Vanguard ETFs can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with the Vanguard ETFs’ distributor to transact in shares of the Vanguard ETFs. The Vanguard ETFs also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creations and redemptions of the Vanguard ETFs’ shares. Any creation or redemption order submitted by an Investing Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Investing Funds will transact in shares in the Vanguard ETFs on the secondary market rather than through direct creation and redemption transactions with the Vanguard ETF. The Funds believe that these material terms regarding an Investing Fund’s investment in shares of a Vanguard ETF should assist the Vanguard ETF’s investment adviser, the Vanguard Group Inc. (“Vanguard”), with making the required findings under the Rule.

(b) In order to help reasonably address the risk of undue influence on a Vanguard Fund that operates as a mutual fund (“Vanguard Mutual Fund”) by an Investing Fund, and to assist Vanguard with making the required findings under the Rule, each Investing Fund and each Vanguard Mutual Fund agree as follows:

(i) In-kind redemptions. The Investing Fund acknowledges and agrees that, if and to the extent consistent with the Vanguard Mutual Fund’s registration statement, as amended from time to time, the Vanguard Mutual Fund may honor any redemption request partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. The Investing Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of redemption requests to the Vanguard Mutual Fund(s).

(iii) Scale of investment. Upon a reasonable request by a Vanguard Mutual Fund, the Investing Fund will provide summary information regarding the anticipated timeline of its investment in the Vanguard Mutual Fund and the scale of its contemplated investments in the Vanguard Mutual Fund.

(c) In order to assist the Investing Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in a Vanguard Fund, each Vanguard Fund shall provide each Investing Fund with information on the fees and expenses of the Vanguard Fund reasonably requested by the Investing Fund with reference to the Rule.

2. Representations of the Vanguard Funds.

In connection with any investment by an Investing Fund in a Vanguard Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by a Vanguard Fund, Distributor, or Broker to an Investing Fund in excess of the limitations in Section 12(d)(1)(B), the Vanguard Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Vanguard Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Investing Fund if such Vanguard Fund fails to comply with the Rule with respect to an investment by the Investing Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3. Representations of the Investing Funds.

In connection with any investment by an Investing Fund in a Vanguard Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by a Vanguard Fund, Distributor, or Broker to an Investing Fund in excess of the limitations in Section 12(d)(1)(B), the Investing Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Investing Funds; (ii) comply with its obligations under this Agreement; (iii) promptly notify the Vanguard Fund when it has invested in the Vanguard Fund in an amount which exceeds the limitations in Section 12(d)(1)(A); and (iv) promptly notify the Vanguard Fund if such Investing Fund fails to comply with the Rule with respect to its investment in such Vanguard Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4. Indemnification.

(a) Each Investing Fund, severally and not jointly, agrees to hold harmless, indemnify and defend the Vanguard Funds, including any principals, directors or trustees, officers, employees and agents (“Vanguard Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Vanguard Fund, including any Vanguard Agents, to the extent such Claims result from (i) a material breach or alleged material breach of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Investing Fund, its principals, directors or trustees, officers, employees, agents, advisers or if applicable, subadvisers.

(b) The Vanguard Funds, severally and not jointly, agree to hold harmless, indemnify and defend each Investing Fund, including any principals, directors or trustees, officers, employees and agents (“Investing Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against an Investing Fund, including any Investing Fund Agents, to the extent such Claims result from (i) a material breach or alleged material breach of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Vanguard Fund, its principals, directors or trustees, officers, employees, agents or advisers.

(c) Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. In any action involving the Vanguard Funds under this Agreement, each Investing Fund agrees to look solely to the individual Vanguard Fund(s) that is/are involved in the matter in controversy and not to any other series of the Vanguard Funds.

(d) To the greatest extent permitted by applicable law, and without limiting the generality of the foregoing, in no event will either party be liable for any indirect, special, incidental, punitive or consequential damages or any similar damages or losses resulting from any action or failure to act under this Agreement, and each party hereby irrevocably and unconditionally waives any right that it may have to claim and recover any such damages, even if it has informed the other party of the possibility or likelihood of such damages.

5. Certification

Upon request of the Investing Funds, each Vanguard Fund agrees to deliver to the Investing Fund and its Adviser on an annual basis a certificate, duly certified by an Officer of the Vanguard Fund, substantially in the form attached hereto as Exhibit A. Each Vanguard Fund acknowledges that such certificate will be accepted and reasonably relied upon by the Investing Fund, its Adviser and their affiliates as conclusive evidence of the facts set forth therein.

6. Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to an Investing Fund:	If to a Vanguard Fund:

Compliance Department c/o Transamerica Asset Management, Inc. 1801 California St. Denver, CO 8022 Email: shtamcomplianceinbox@transamerica.com	ETF Counsel The Vanguard Group, Inc. Legal Department, V26 400 Devon Park Drive Wayne, PA 19087 Fax: (610) 669-6600 Email: 12d1_Notices@vanguard.com

With a copy to: Legal Department c/o Transamerica Asset Management 1801 California St. Denver, CO 80202 Email: TAMLegalManager@transamerica.com

7. Term and Termination; Governing Law; Dispute Resolution

(a) This Agreement shall be effective for the duration of the Vanguard Funds’ and the Investing Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 7(b).

(b) This Agreement shall continue, in its entirety or with respect to any particular Investing Fund or Vanguard Fund, until terminated in writing by any party upon 60 days’ written notice to the other parties. Upon termination of this Agreement, no Investing Fund may purchase additional shares of a Vanguard Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. Upon termination of this Agreement with respect to any particular Investing Fund or Vanguard Fund, the parties may not rely on the Rule with respect to any investment by such terminated Investing Fund in Shares of Vanguard Funds or investment in Shares of such terminated Vanguard Fund by Investing Funds.

(c) This Agreement will be governed by Pennsylvania law without regard to choice of law principles.

(d) Any dispute arising out of or related to this Agreement which cannot be resolved through discussions between the parties shall be settled by binding arbitration before a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then applicable. Unless otherwise agreed upon by the parties, the arbitration hearings will be held in Philadelphia, Pennsylvania.

8. Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party. Any assignment in contravention of this Section shall be null and void.

(b) Except as expressly set forth herein, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(d) With the exception of Schedule A, which may be amended via email notification to the contact identified in Section 6 of this Agreement, no amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing in the manner provided by Section 6 and signed by a duly authorized representative of each party.

(e) The effectiveness of this Agreement shall be deemed to constitute the termination as of the date first written above of any and all prior agreements between Investing Funds and Vanguard Funds that relates to the investment by any Investing Funds in any Vanguard Funds in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Vanguard Funds

Name of Authorized Signer	Print	Signature
Title: Assistant Secretary	Michael Drayo	/s/ Michael Drayo

Transamerica Funds and Transamerica Series Trust

Name of Authorized Signer	Print	Signature
Title: Vice President and Chief Investment Officer, Advisory Services	Christopher A. Staples	/s/ Christopher A. Staples

Transamerica ETF Trust

Name of Authorized Signer	Print	Signature
Title: Vice President and Chief Investment Officer	Christopher A. Staples	/s/ Christopher A. Staples

SCHEDULE A

List of Funds to Which the Agreement Applies

Investing Funds

TRANSAMERICA FUNDS:

Transamerica ClearTrack 2015
Transamerica ClearTrack 2020
Transamerica ClearTrack 2025
Transamerica ClearTrack 2030
Transamerica ClearTrack 2035
Transamerica ClearTrack 2040
Transamerica ClearTrack 2045
Transamerica ClearTrack 2050
Transamerica ClearTrack 2055
Transamerica ClearTrack 2060
Transamerica ClearTrack Retirement Income
Transamerica Asset Allocation Intermediate Horizon
Transamerica Asset Allocation Long Horizon
Transamerica Asset Allocation Short Horizon
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Balanced II
Transamerica Bond
Transamerica Capital Growth
Transamerica Core Bond
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Opportunities
Transamerica Energy Infrastructure
Transamerica Floating Rate
Transamerica Government Money Market
Transamerica High Quality Bond
Transamerica High Yield Bond
Transamerica High Yield ESG
Transamerica High Yield Muni
Transamerica Inflation Opportunities
Transamerica Inflation-Protected Securities
Transamerica Intermediate Bond
Transamerica Intermediate Muni
Transamerica International Equity
Transamerica International Focus
Transamerica International Small Cap Value
Transamerica International Stock
Transamerica Large Cap Value
Transamerica Large Core
Transamerica Large Growth

Transamerica Large Value Opportunities
Transamerica Mid Cap Growth
Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica Multi-Asset Income
Transamerica Multi-Managed Balanced
Transamerica Short-Term Bond
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Stock Index
Transamerica Sustainable Bond
Transamerica Sustainable Equity Income
Transamerica Total Return
Transamerica Unconstrained Bond
Transamerica US Growth

TRANSAMERICA SERIES TRUST:

Transamerica BlackRock Government Money Market VP
Transamerica BlackRock iShares Active Asset Allocation – Conservative VP
Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP
Transamerica BlackRock iShares Active Asset Allocation – Moderate VP
Transamerica BlackRock iShares Dynamic Allocation – Balanced VP
Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP
Transamerica BlackRock iShares Edge 40 VP
Transamerica BlackRock iShares Edge 50 VP
Transamerica BlackRock iShares Edge 75 VP
Transamerica BlackRock iShares Edge 100 VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Goldman Sachs 70/30 Allocation VP
Transamerica International Focus VP
Transamerica Janus Balanced VP
Transamerica Janus Mid-Cap Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan International Moderate Growth VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Managed Risk – Balanced ETF VP
Transamerica Managed Risk – Conservative ETF VP
Transamerica Managed Risk – Growth ETF VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Global Allocation VP

Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP
Transamerica MSCI EAFE Index VP
Transamerica Multi-Managed Balanced VP
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica Rothschild & Co Large Cap Value VP
Transamerica S&P 500 Index VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica TS&W International Equity VP
Transamerica WMC US Growth VP

TRANSAMERICA ETF TRUST:

DeltaShares S&P 400 Managed Risk ETF

DeltaShares S&P 500 Managed Risk ETF

DeltaShares S&P 600 Managed Risk ETF

DeltaShares S&P International Managed Risk ETF

DeltaShares S&P EM 100 & Managed Risk ETF

Vanguard Funds

Vanguard Admiral Funds

Vanguard S&P 500 Value Index Fund
Vanguard S&P 500 Growth Index Fund
Vanguard S&P Mid-Cap 400 Index Fund
Vanguard S&P Mid-Cap 400 Value Index Fund
Vanguard S&P Mid-Cap 400 Growth Index Fund
Vanguard S&P Small-Cap 600 Index Fund
Vanguard S&P Small-Cap 600 Value Index Fund
Vanguard S&P Small-Cap 600 Growth Index Fund

Vanguard Bond Index Funds

Vanguard Short-Term Bond Index Fund
Vanguard Intermediate-Term Bond Index Fund
Vanguard Long-Term Bond Index Fund
Vanguard Total Bond Market Index Fund
Vanguard Ultra-Short Bond ETF

Vanguard Charlotte Funds

Vanguard Total International Bond Index Fund

Vanguard Index Funds

Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Growth Index Fund
Vanguard Large-Cap Index Fund
Vanguard Mid-Cap Growth Index Fund

Vanguard Mid-Cap Index Fund
Vanguard Mid-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Value Index Fund
Vanguard Total Stock Market Index Fund

Vanguard International Equity Index Funds

Vanguard Emerging Markets Stock Index Fund
Vanguard European Stock Index Fund
Vanguard FTSE All-World ex-US Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Total World Stock Index Fund
Vanguard FTSE All World ex-US Small-Cap Index Fund
Vanguard Global ex-U.S. Real Estate Index Fund

Vanguard Malvern Funds

Vanguard Short-Term Inflation-Protected Securities Index Fund

Vanguard Municipal Bond Funds

Vanguard Tax-Exempt Bond Index Fund

Vanguard Scottsdale Funds

Vanguard Short-Term Treasury Index Fund
Vanguard Intermediate-Term Treasury Index Fund
Vanguard Long-Term Treasury Index Fund
Vanguard Short-Term Corporate Bond Index Fund
Vanguard Intermediate-Term Corporate Bond Index Fund
Vanguard Long-Term Corporate Bond Index Fund
Vanguard Mortgage-Backed Securities Index Fund
Vanguard Russell 1000 Index Fund
Vanguard Russell 1000 Value Index Fund
Vanguard Russell 1000 Growth Index Fund
Vanguard Russell 2000 Index Fund
Vanguard Russell 2000 Value Index Fund
Vanguard Russell 2000 Growth Index Fund
Vanguard Russell 3000 Index Fund

Vanguard Specialized Funds

Vanguard Dividend Appreciation Index Fund Vanguard Real Estate Index Fund

Vanguard STAR Funds

Vanguard Total International Stock Index Fund

Vanguard Tax-Managed Funds

Vanguard Developed Markets Index Fund

Vanguard Wellington Fund

Vanguard U.S. Liquidity Factor ETF
Vanguard U.S. Minimum Volatility ETF
Vanguard U.S. Momentum Factor ETF
Vanguard U.S. Multifactor ETF
Vanguard U.S. Quality Factor ETF
Vanguard U.S. Value Factor ETF

Vanguard Whitehall Funds

Vanguard High Divided Yield Index Fund
Vanguard Emerging Markets Government Bond Index Fund
Vanguard International Dividend Appreciation Index Fund
Vanguard International High Dividend Yield Index Fund

Vanguard World Fund

Vanguard Communication Services Index Fund
Vanguard Consumer Discretionary Index Fund
Vanguard Consumer Staples Index Fund
Vanguard Energy Index Fund
Vanguard ESG International Stock ETF
Vanguard ESG U.S. Corporate Bond ETF
Vanguard ESG U.S. Stock ETF
Vanguard Extended Duration Treasury Index Fund
Vanguard Financials Index Fund
Vanguard Health Care Index Fund
Vanguard Industrials Index Fund
Vanguard Information Technology Index Fund
Vanguard Materials Index Fund
Vanguard Mega Cap Index Fund
Vanguard Mega Cap Growth Index Fund
Vanguard Mega Cap Value Index Fund
Vanguard Utilities Index Fund

EXHIBIT A

Form of Officer’s Certificate

I, [                ], the duly elected and qualified Officer of [                ] hereby certify in my capacity as such officer pursuant to Section 4(a) of that certain Fund of Funds Investment Agreement dated [                ] by and among the [Trust], on behalf of each of the series identified on Schedule A to the Investment Agreement, and each Acquired Trust identified on Schedule B to the Investment Agreement, on behalf of its respective series identified on Schedule B to the Investment Agreement (the “Investment Agreement”) that during the preceding calendar year:

(a)

no Acquired Fund purchased or otherwise acquired the securities of an investment company or private fund identified by third-party data providers as relying on Sections 3(c)(1) or 3(c)(7) of the 1940 Act where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund had an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff; and

(b)	each Acquired Fund complied with all applicable terms and conditions of the Rule and the Investment Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Investment Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ____ day of _______, 202_.

Name:
Title: